UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 8, 2006	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
105 Baylis Road Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 777-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Principal Officers.

On March 8, 2006, Comtech Telecommunications Corp. (“the Company”) announced the appointment of Robert G. Rouse, the Company’s Executive Vice President, to the newly-created position of Chief Operating Officer. Mr. Rouse also retains the title of Executive Vice President. Mr. Rouse had been the Chief Financial Officer since joining the Company in July 2001. At the same time, Michael D. Porcelain, formerly the Company’s Vice President of Finance and Internal Audit, was named Senior Vice President and Chief Financial Officer.

A copy of the Company’s press release relating to this event, and also reporting that Jerome V. Kapelus joined the Company as Senior Vice President, Strategy and Business Development, a new position, is filed herewith as exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1

Press Release dated March 8, 2006 announcing the appointment of Robert G. Rouse to Chief Operating Officer, Michael D. Porcelain to Chief Financial Officer and Jerome V. Kapelus to Senior Vice President, Strategy and Business Development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: March 9, 2006

	By:	/s/ Michael D. Porcelain
		Name: Title:	Michael D. Porcelain Senior Vice President and Chief Financial Officer